     Press Release

AmeriGas Reports Second Quarter Results
May 2, 2018

VALLEY FORGE, PA - AmeriGas Propane, Inc., general partner of AmeriGas Partners, L.P. (the "Partnership," NYSE: APU), today reported financial results for the fiscal quarter ended March 31, 2018.
EARNINGS HIGHLIGHTS

•	GAAP net income of $191.8 million and adjusted net income of $222.7 million

•	Adjusted EBITDA of $309.5 million, compared with $271.2 million in the prior year

•	Issued updated adjusted EBITDA guidance range of $625 to $645 million for the fiscal year ending September 30, 2018
Jerry E. Sheridan, president and chief executive officer of AmeriGas, said, "We are pleased that the Partnership generated adjusted EBITDA of $309.5 million, 14% higher than the prior year. This result was driven by retail volume that was 10% higher and weather that was 14% colder than the prior year. Our National Accounts and Cylinder Exchange programs both had a strong quarter and grew volume more than 15%."
Based on the results of the first half of the fiscal year, the Partnership is updating its adjusted EBITDA guidance from a range of $650 to $690 million to a range of $625 to $645 million for the fiscal year ending September 30, 2018.1
KEY DRIVERS OF SECOND QUARTER RESULTS

•	Temperatures were 0.5% warmer than normal and 14.2% colder than the prior year, however February was nearly 10% warmer than normal

•	Cylinder Exchange volume increased 15.2% over prior year

•	National Accounts volume increased 18.3% over prior year

•	Unit margins increased slightly despite Mont Belvieu prices that were 18% higher than the prior year
EARNINGS CALL and WEBCAST
AmeriGas Partners, L.P. will hold a live Internet Audio Webcast of its conference call to discuss fiscal second quarter earnings and other current activities at 9:00 AM ET on Thursday, May 3, 2018. Interested parties may listen to the audio webcast both live and in replay on the Internet at http://investors.amerigas.com/investor-relations/events-presentations or at the company website http://www.amerigas.com under Investor Relations. A telephonic replay will be available from 12:00 PM ET on May 3 through 11:59 PM on May 10. The replay may be accessed at (855) 859-2056, and internationally at 404-537-3406, conference ID 9597719.
ABOUT AMERIGAS
AmeriGas is the nation’s largest retail propane marketer, serving over 1.8 million customers in all 50 states from approximately 1,900 distribution locations. UGI Corporation, through subsidiaries, is the sole General Partner and owns 26% of the Partnership and the public owns the remaining 74%. Comprehensive information about AmeriGas is available on the Internet at http://www.amerigas.com
CONTACT INVESTOR RELATIONS

Will Ruthrauff 610-456-6571	Brendan Heck 610-456-6608	Shelly Oates 610-992-3202
1 See Note on Guidance and Use of Forward-Looking Statements

NOTE ON GUIDANCE and USE OF FORWARD-LOOKING STATEMENTS
Because we are unable to predict certain potentially material items affecting net income on a GAAP basis, principally mark-to-market gains and losses on commodity derivative instruments, we cannot reconcile 2018 Adjusted EBITDA, a non-GAAP measure, to net income attributable to AmeriGas Partners, L.P., the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules. Adjustments that management can reasonably estimate are provided below.

This press release contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read the Partnership’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the capacity to transport propane to our market areas, the impact of pending and future legal proceedings, political, economic and regulatory conditions in the U.S. and abroad, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquisitions and achieve anticipated synergies, and the interruption, disruption, failure, malfunction or breach of our information technology systems, including due to cyber-attack. The Partnership undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today.

USE OF NON-GAAP MEASURES
The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income (loss) attributable to AmeriGas Partners, L.P., when evaluating the Partnership’s overall performance. These financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.
Management believes earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as adjusted for the effects of gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have ("adjusted EBITDA"), is a meaningful non-GAAP financial measure used by investors to (1) compare the Partnership’s operating performance with that of other companies within the propane industry and (2) assess the Partnership’s ability to meet loan covenants. The Partnership’s definition of Adjusted EBITDA may be different from those used by other companies. Management uses Adjusted EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes, the effects of gains and losses on commodity derivative instruments not associated with current-period transactions or historical cost basis. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions and other gains and losses that competitors do not necessarily have from adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership’s profitability because its parent, UGI Corporation, uses the Partnership’s Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s industry segments. UGI Corporation discloses the Partnership’s Adjusted EBITDA as the profitability measure for its domestic propane segment.
Management believes the presentation of other non-GAAP financial measures, comprised of adjusted total margin and adjusted net income (loss) attributable to AmeriGas Partners, L.P., provide useful information to investors to more effectively evaluate the period-over-period results of operations of the Partnership. Management uses these non-GAAP financial measures because they eliminate the impact of (1) gains and losses on commodity derivative instruments that are not associated with current-period transactions and (2) other gains and losses that competitors do not necessarily have to provide insight into the comparison of period-over-period profitability to that of other master limited partnerships.
Reconciliations of adjusted total margin, EBITDA, adjusted EBITDA and adjusted net income attributable to AmeriGas Partners, L.P. to the most directly comparable financial measure calculated and presented in accordance with GAAP are presented at the end of this press release.

REPORT OF EARNINGS
AMERIGAS PARTNERS, L.P. AND SUBSIDIARIES
(Thousands, except per unit and where otherwise indicated)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017	2018	2017
Revenues:
Propane	$967,789	$795,806	$1,679,253	$1,399,862	$2,462,929	$2,119,840
Other	72,543	67,854	148,375	140,964	277,368	261,218
	1,040,332	863,660	1,827,628	1,540,826	2,740,297	2,381,058
Costs and expenses:
Cost of sales — propane	495,644	367,079	839,995	581,484	1,149,772	831,783
Cost of sales — other	19,284	17,327	40,278	37,909	82,980	78,738
Operating and administrative expenses	251,449	240,006	481,788	466,808	930,113	926,170
Depreciation	35,578	34,420	73,395	68,409	152,727	140,075
Amortization	9,573	10,592	19,180	21,214	40,730	42,903
Other operating income, net	(7,013)	(5,628)	(11,650)	(2,493)	(21,030)	(14,707)
	804,515	663,796	1,442,986	1,173,331	2,335,292	2,004,962
Operating income	235,817	199,864	384,642	367,495	405,005	376,096
Loss on extinguishments of debt	—	(22,144)	—	(55,295)	(4,434)	(104,184)
Interest expense	(40,995)	(39,991)	(81,572)	(80,019)	(161,779)	(162,283)
Income before income taxes	194,822	137,729	303,070	232,181	238,792	109,629
Income tax (expense) benefit	(656)	(646)	(3,034)	(1,483)	(3,585)	1,290
Net income including noncontrolling interest	194,166	137,083	300,036	230,698	235,207	110,919
Deduct net income attributable to noncontrolling interest	(2,342)	(1,995)	(3,791)	(3,656)	(3,945)	(3,774)
Net income attributable to AmeriGas Partners, L.P.	$191,824	$135,088	$296,245	$227,042	$231,262	$107,145
General partner’s interest in net income attributable to AmeriGas Partners, L.P.	$13,249	$11,786	$25,621	$23,138	$47,629	$42,803
Limited partners’ interest in net income attributable to AmeriGas Partners, L.P.	$178,575	$123,302	$270,624	$203,904	$183,633	$64,342
Income per limited partner unit (a)
Basic	$1.44	$1.14	$2.41	$2.04	$1.97	$0.68
Diluted	$1.44	$1.14	$2.41	$2.04	$1.97	$0.68
Weighted average limited partner units outstanding:
Basic	93,035	93,003	93,027	92,987	93,021	92,977
Diluted	93,074	93,045	93,079	93,039	93,075	93,040
SUPPLEMENTAL INFORMATION:
Retail gallons sold (millions)	398.5	362.7	703.5	668.4	1,082.0	1,053.0
Wholesale gallons sold (millions)	20.0	15.9	37.0	29.5	56.6	47.9
Total margin (b)	$525,404	$479,254	$947,355	$921,433	$1,507,545	$1,470,537
Adjusted total margin (c)	$556,592	$507,874	$977,792	$924,322	$1,504,031	$1,441,168
EBITDA (c)	$278,626	$220,737	$473,426	$398,167	$590,083	$451,116
Adjusted EBITDA (c)	$309,499	$271,212	$503,556	$456,322	$598,508	$526,228
Adjusted net income attributable to AmeriGas Partners, L.P. (c)	$222,697	$185,563	$326,375	$285,197	$239,687	$182,257
Expenditures for property, plant and equipment:
Maintenance capital expenditures	$11,462	$14,053	$21,567	$29,432	$44,169	$55,247
Growth capital expenditures	$12,149	$13,182	$25,629	$24,184	$47,575	$44,275

(a)
Income per limited partner unit is computed in accordance with accounting guidance regarding the application of the two-class method for determining earnings per share as it relates to master limited partnerships. Refer to Note 2 to the consolidated financial statements included in the AmeriGas Partners, L.P. Annual Report on Form 10-K for the fiscal year ended September 30, 2017.

(b)	Total margin represents "Total revenues" less "Cost of sales — propane" and "Cost of sales — other."

(c)	The Partnership’s management uses certain non-GAAP financial measures, including adjusted total margin, EBITDA, adjusted EBITDA, and adjusted net income attributable to AmeriGas Partners, L.P.

GAAP / NON-GAAP RECONCILIATION
(Thousands)
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017	2018	2017
Adjusted total margin:
Total revenues	$1,040,332	$863,660	$1,827,628	$1,540,826	$2,740,297	$2,381,058
Cost of sales — propane	(495,644)	(367,079)	(839,995)	(581,484)	(1,149,772)	(831,783)
Cost of sales — other	(19,284)	(17,327)	(40,278)	(37,909)	(82,980)	(78,738)
Total margin	525,404	479,254	947,355	921,433	1,507,545	1,470,537
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	31,188	28,620	30,437	2,889	(3,514)	(29,369)
Adjusted total margin	$556,592	$507,874	$977,792	$924,322	$1,504,031	$1,441,168

Adjusted net income attributable to AmeriGas Partners, L.P.:
Net income attributable to AmeriGas Partners, L.P.	$191,824	$135,088	$296,245	$227,042	$231,262	$107,145
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	31,188	28,620	30,437	2,889	(3,514)	(29,369)
Loss on extinguishments of debt	—	22,144	—	55,295	4,434	104,184
MGP environmental accrual	—	—	—	—	7,545	—
Noncontrolling interest in net (gains) losses on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual	(315)	(289)	(307)	(29)	(40)	297
Adjusted net income attributable to AmeriGas Partners, L.P.	$222,697	$185,563	$326,375	$285,197	$239,687	$182,257

	Three Months Ended March 31,		Six Months Ended March 31,		Twelve Months Ended March 31,
	2018	2017	2018	2017	2018	2017
EBITDA and Adjusted EBITDA:
Net income attributable to AmeriGas Partners, L.P.	$191,824	$135,088	$296,245	$227,042	$231,262	$107,145
Income tax expense (benefit)	656	646	3,034	1,483	3,585	(1,290)
Interest expense	40,995	39,991	81,572	80,019	161,779	162,283
Depreciation	35,578	34,420	73,395	68,409	152,727	140,075
Amortization	9,573	10,592	19,180	21,214	40,730	42,903
EBITDA	278,626	220,737	473,426	398,167	590,083	451,116
Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions	31,188	28,620	30,437	2,889	(3,514)	(29,369)
Loss on extinguishments of debt	—	22,144	—	55,295	4,434	104,184
MGP environmental accrual	—	—	—	—	7,545	—
Noncontrolling interest in net (gains) losses on commodity derivative instruments not associated with current-period transactions and MGP environmental accrual	(315)	(289)	(307)	(29)	(40)	297
Adjusted EBITDA	$309,499	$271,212	$503,556	$456,322	$598,508	$526,228

The following table includes a quantification of interest expense, income tax expense, depreciation and amortization included in the calculation of forecasted Adjusted EBITDA guidance range for the fiscal year ending September 30, 2018:

	Forecast Fiscal Year Ending September 30, 2018
	(Low End)	(High End)
Adjusted EBITDA (estimate)	$625,000	$645,000
Interest expense (estimate)	162,000	161,000
Income tax expense (estimate)	3,500	3,500
Depreciation (estimate)	149,000	149,000
Amortization (estimate)	40,000	40,000